Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia

              (212) 299-2439

Keil Decker

(212) 299-2209

NYMEX Holdings Announces Appointments of New Vice Chairman, Director

New York, N.Y., December 12, 2007 -- NYMEX Holdings, Inc. (NYSE:NMX), the parent company of the New York Mercantile Exchange, Inc., today announced that it has named Thomas Gordon as vice chairman and Howard Gabler as an independent director of its Board of Directors until the 2008 NYMEX annual meeting.

Mr. Gordon will replace Robert Halper, who resigned from the Board of Directors. Mr. Gordon served as an independent director, and his new appointment has created a vacancy, which the Board of Directors has asked Mr. Gabler to fill.

NYMEX Chairman Richard Schaeffer said, "On behalf of the board of directors, I would like to thank Bobby Halper for his invaluable service during this pivotal time in NYMEX's history. We wish him the best as he focuses on his personal endeavors. I would also like to thank Tom and Howard for assuming these vital roles for NYMEX."

Mr. Gordon has worked in the exchange space since 1980 and became a NYMEX member in 1983. During this time, he worked for several major brokerage firms. He was a founding partner and vice president of Bay Area Petroleum and was instrumental in helping it become one of the largest NYMEX floor operations. Mr. Gordon focused on introducing new customers to NYMEX and educating them on risk management strategies. He sold his interest in the business in 1990, to become an independent energy trader.

Mr. Gordon has served on the NYMEX executive committee since 2006, and he is currently chairman of the compliance review and floor/settlement committees; co-chairman of the NYMEX Charitable Foundation and political action committees; vice chairman of the business conduct committee; and a member of the finance committee. He also served as ring chairman in crude oil for five years.

Mr. Gabler is a managing director of Glocap Search, LLC and has 25 years of experience in the executive search business.  Mr. Gabler was a founding partner and president of G.Z. Stephens Inc., a retainer-based executive search firm specializing in senior level assignments for investment banks, asset managers, broker dealers, and exchanges both domestically and internationally. Prior to that, Mr. Gabler was responsible for the securities and commodities group at Hadley Lockwood, Inc., servicing a similar client group.  He is also a certified public accountant.

Previously, he served as the NYMEX executive vice president and helped develop its energy contracts. Mr. Gabler previously served as a public director of NYMEX from August 2005 until the end of his term in April 2006.

Mr. Gabler has been appointed to the serve on the audit and compensation committees.

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.